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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-119526 on Form S-8, Registration Statement No. 333-152402 on Form S-8, Registration Statement No. 333-156628, 333-161847 and 333-174135 on Form S-3, Registration Statement No. 333-174135 on Form S-3, Registration Statement No. 333-161847 on Form S-3 and Registration Statement No. 333-190971 on Form S-4 of our report dated March 14, 2012, relating to the 2011 consolidated financial statements (before retrospective adjustments to apply the presentation of comprehensive income in two separate, but consecutive statements), of Wilshire Bancorp, Inc. (not presented herein) appearing in this Annual Report on Form 10-K of Wilshire Bancorp, Inc. for the year ended December 31, 2013.

Deloitte & Touche LLP

Costa Mesa, California
March 14, 2014

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM